Exhibit 99.1
For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Chaundera Wolfe
The Blueshirt Group	RightNow Technologies
415.217.7722	406-556-3323 Office
todd@blueshirtgroup.com	406-548-4892 Cell
stacie@blueshirtgroup.com	cwolfe@rightnow.com
RightNow Technologies Announces
First Quarter 2010 Financial Results
Company reports recurring revenue growth of 27% year over year.
BOZEMAN, Mont. (April 28, 2010) — RightNow (NASDAQ: RNOW) today announced results for the first quarter ended March 31, 2010. Revenue was $42.1 million in the first quarter of 2010, compared to $36.0 million in the first quarter of 2009, reflecting 17% growth in total revenue. Recurring revenue in the first quarter of 2010 increased 27% to $33.0 million from $26.0 million in the first quarter of 2009.
Net income in the first quarter of 2010 was $585,000 or $0.02 per share, compared to net income of $1.3 million, or $0.04 per share, in the first quarter of 2009. Non-GAAP net income in the first quarter of 2010, which excludes stock-based compensation charges of $1.8 million, was $2.3 million, or $0.07 per share, compared to non-GAAP net income of $2.8 million or $0.09 per share, in the first quarter of 2009.
New, renewed and expanded customer relationships during the first quarter of 2010 included Beretta, Cabela’s, CBS Interactive, Epson, Investor’s Business Daily, Monster.com, Navy Federal Credit Union, RealNetworks, Thule, United States General Services Administration (GSA), and Zynga.
“Our CX vision for customer experience continues to resonate with customers and prospects around the world, driving continued momentum throughout our business,” stated Greg Gianforte, CEO and founder. “The Cloud Services Agreement (CSA) we announced in March is changing the way customers do business with software vendors. We believe we are the best choice for consumer facing organizations choosing to deliver an integrated customer experience across the web, social and contact center channels.”
“We are pleased to report 27% growth in recurring revenue over Q1 last year, and revenue and earnings for the first quarter in-line with our guidance,” said Jeff Davison, CFO. “We maintain our outlook for the year despite the recent decline in foreign currency exchange rates.”

-more-

Guidance
•	For the full year 2010, revenue is expected to be in the range of approximately $175 to $180 million, with recurring revenue growth of approximately 20%. Net income per share for the full year 2010 is expected to be in the range of approximately $0.15 to $0.20. Non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of approximately $0.40 to $0.45.

•	For the second quarter of 2010, revenue is expected to be in the range of approximately $42.5 to $43.5 million. Second quarter net income per share is expected to be in the range of $0.02 to $0.04. Second quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of approximately $0.07 to $0.09.
Quarterly Conference Call
RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) today. To access the call, please dial (877) 638-9569, or outside the U.S. (914) 495-8536, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT April 28, 2010 and 9:59 p.m. MT May 12, 2010 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 65657423. The replay will also be available on the Company’s website at http://investor.rightnow.com.
About RightNow Technologies
RightNow is helping rid the world of bad experiences one consumer interaction at a time, seven million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than eight billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.
RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the success of our efforts to integrate HiveLive’s personnel and processes, following

-more-

our acquisition of that entity; the risk of asset impairment associated with the acquisition of HiveLive; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; the credit markets and potential impact on the recoverability of our portfolio of auction rate securities; our ability to sell auction rate securities under a put option with our broker; any unanticipated ambiguities in fair value accounting standards; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the impact of potential future acquisitions, if any; and various other factors. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
FRNOW

-more-

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	March 31,	Dec 31,
	2010	2009
Assets
Cash and cash equivalents	$43,114	$41,546
Short-term investments	55,293	54,977
Accounts receivable	29,723	31,850
Term receivables, current	1,762	2,417
Allowance for doubtful accounts	(1,794)	(1,914)

Net receivables	29,691	32,353
Deferred commissions	5,828	6,394
Prepaid and other current assets	3,792	2,434

Total current assets	137,718	137,704

Property and equipment, net	10,154	10,122
Term receivables, non-current	810	1,105
Intangible assets, net	11,669	11,141
Deferred commissions, non-current	3,457	3,461
Other	1,055	902

Total Assets	$164,863	$164,435

Liabilities and Stockholders’ Equity
Accounts payable	$7,442	$5,427
Commissions and bonuses payable	4,964	6,271
Other accrued liabilities	12,525	11,146
Current debt	10	22
Current portion of deferred revenue	68,103	74,446

Total current liabilities	93,044	97,312

Deferred revenue, net of current portion	27,592	26,881

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	115,680	112,439
Treasury stock, at cost	(15,007)	(15,007)
Accumulated other comprehensive income	1,284	1,125
Accumulated deficit	(57,764)	(58,349)

Total stockholders’ equity	44,227	40,242

Total Liabilities and Stockholders’ Equity	$164,863	$164,435

-more-

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Recurring revenue	$33,025	$26,045
Professional services	9,077	9,992

Total revenue	42,102	36,037

Cost of revenue:
Recurring revenue	5,879	4,949
Professional services	7,332	7,008

Total cost of revenue	13,211	11,957

Gross profit	28,891	24,080

Operating expenses:
Sales and marketing	18,724	14,863
Research and development	5,132	4,756
General and administrative	4,299	3,446

Total operating expenses	28,155	23,065

Income from operations	736	1,015

Interest and other income, net	183	401

Income before income taxes	919	1,416
Provision for income taxes	(334)	(153)

Net income	$585	$1,263

Net income per share:
Basic	$0.02	$0.04
Diluted	$0.02	$0.04

Shares used in the computation:
Basic	31,929	31,784
Diluted	33,431	32,249

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$113	$96
Cost of professional services	114	133
Sales and marketing	751	622
Research and development	257	262
General and administrative	520	403

Total stock-based compensation	$1,755	$1,516

-more-

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Operating activities:
Net income	$585	$1,263
Non-cash adjustments:
Depreciation and amortization	2,065	1,887
Stock-based compensation	1,755	1,516
Provision for losses on accounts receivable	50	57
Changes in operating accounts:
Receivables	2,449	13,569
Prepaid and other current assets	(1,499)	(126)
Deferred commissions	445	525
Accounts payable	2,045	(1,107)
Commissions and bonuses payable	(1,243)	(2,553)
Other accrued liabilities	1,511	(716)
Deferred revenue	(4,614)	(9,429)
Other	(39)	—

Cash provided by operating activities	3,510	4,886

Investing activities:
Net change in investments	(342)	(2,251)
Acquisition of property and equipment	(1,640)	(684)
Intangible asset additions	(1,034)	—

Cash used in investing activities	(3,016)	(2,935)

Financing activities:
Proceeds from issuance of common stock	1,159	78
Common stock repurchase	—	(1,798)
Excess tax benefit of stock options exercised	327	89
Payments on current and long-term debt, respectively	(12)	(12)

Cash provided (used) by financing activities	1,474	(1,643)

Effect of foreign exchange rates on cash and cash equivalents	(400)	(251)

Increase in cash and cash equivalents	1,568	57

Cash and cash equivalents at beginning of period	41,546	51,405

Cash and cash equivalents at end of period	$43,114	$51,462

-more-

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
(Amounts in thousands, except per share amounts) (Unaudited)
Earnings Per Share Reconciliation

	Three Months Ended
	March 31,
	2010	2009
Net income as reported	$585	$1,263
Add stock-based compensation (“SBC”)	1,755	1,516

Net income before SBC	$2,340	$2,779

Net income per share, as reported (basic and diluted)	$0.02	$0.04
Net income per share, before SBC (basic and diluted)	$0.07	$0.09

Shares outstanding (basic), as reported	31,929	31,784
Shares outstanding (diluted), as reported	33,431	32,249
Forward-Looking Guidance Reconciliation

	GAAP Guidance			Non-GAAP Guidance
	From	To	Adjustment	From	To
Second quarter ending June 30, 2010
Net income	$525	$1,200	$2,000 [a]	$2,525	$3,200
Net income per share	$0.02	$0.04		$0.07	$0.09
Shares (diluted)	34,000	34,000		34,000	34,000

Year ending December 31, 2010
Net income	$5,050	$6,800	$8,400 [a]	$13,450	$15,200
Net income per share	$0.15	$0.20		$0.40	$0.45
Shares (diluted)	34,000	34,000		34,000	34,000

[a]	Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.
About Non-GAAP Financial Measures
Non-GAAP net income and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and net income per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate. In calculating non-GAAP net income and net income per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view,

-more-

related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.
Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculating non-GAAP net income and net income per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income and GAAP net income per share. In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:
•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and

•	The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.
In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share. For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.
***

-more-